                                                                    EXHIBIT 10.1


                        AMENDMENT NO. 4 TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT

     AMENDMENT NO. 4, dated as of August 9, 2000 (this "Amendment"), to the Existing Credit Agreement (as defined below), among EVERCOM, INC., a Delaware corporation (the "Borrower"), each of the Borrower's Subsidiaries (the "Consenting Obligors"), Canadian Imperial Bank of Commerce, as Administrative Agent for the Lenders and the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or as defined by reference in, Article I).


                              W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders, the Administrative Agent and First Source Financial LLP, as Co-Agent are parties to the Second Amended and Restated Credit Agreement, dated as of December 19, 1997 (as heretofore modified, the "Existing Credit Agreement", and as modified by with this Amendment, the "Credit Agreement");

     WHEREAS, the Borrower desires to amend the Existing Credit Agreement as set forth herein; and

     WHEREAS, the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement in certain respects as provided below;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION I.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

         "Amendment" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Consenting Obligors" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

         "Existing Credit Agreement" is defined in the first recital.

         "Fourth Amendment Effective Date" is defined in Section 3.1.

     SECTION I.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.


                                   ARTICLE II
                         AMENDMENTS TO CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Article II; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SECTION II.1. Amendments to Recitals. Clause (a) of the fifth recital of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(a) (i) a Term Loan Commitment pursuant to which Borrowings of Term Loans were made, in the aggregate principal amount of $55,000,000, to the Borrower in multiple Borrowings occurring on and subsequent to the Closing Date but prior to the Term Loan Commitment Termination Date (collectively, the "Existing Term Loans");

                  (ii) an Additional Term Loan Commitment pursuant to which Borrowings of Additional Term Loans were made, in the aggregate principal amount of $5,500,000, to the Borrower in a single Borrowing occurring on the Second Amendment Effective Date; and

                  (iii) a Second Additional Term Loan Commitment pursuant to which Borrowings of Second Additional Term Loans will be made, in a maximum aggregate principal amount not to exceed $7,500,000, to the Borrower in multiple Borrowings occurring on any Business Day on or subsequent to the Fourth Amendment Effective Date but prior to the Second Additional Term Loan Commitment Termination Date (and the full drawing of which are subject to the Borrower meeting certain financial conditions described herein); and"

     SECTION II.2. Amendments to Article I. Article I of the Existing Credit Agreement is hereby amended as follows:

     SECTION  II.2.1.  Section 1.1 of the  Existing  Credit  Agreement is hereby
amended  by  inserting  the  following   definitions  in  such  Section  in  the
appropriate alphabetical sequence:

          "Amendment No. 4" means Amendment No. 4, dated as of August 9, 2000, to the Second Amended and Restated Credit Agreement, among the Borrower, the Administrative Agent and the Lenders parties thereto, and consented to by the Consenting Obligors listed therein.

          "Applicable Margin" means, in the case of (a) Revolving Loans and Existing Term Loans, for Loans of each type, the applicable percentage set forth below such type of Loan and corresponding to the relevant Total Debt to EBITDA Ratio:



                        Total Debt                           Applicable                      Applicable
                     to EBITDA Ratio                  Margin for LIBO Rate Loans     Margin for Base Rate Loans

         greater than or equal to 5.0:1                         3.50%                          2.25%

         greater than or equal to 4.0:1 but less                3.25%                          2.00%
         than 5.0:1

         greater than or equal to 3.0:1 but less                2.75%                          1.50%
         than 4.0:1

         less than 3.0:1                                        2.25%                          1.00%


          (b) Additional Term Loans, maintained as a (i) LIBO Rate Loan, 3.75% per annum and (ii) Base Rate Loan, 2.75% per annum; and

          (c) Second Additional Term Loans, maintained as a (i) LIBO Rate Loan, 4.0% per annum and (ii) Base Rate Loan, 3.0% per annum.

If the Borrower shall fail to deliver a Compliance Certificate for a given Fiscal Quarter within the time required by clause (d) of Section 7.1.1, or if any Event of Default shall have occurred and be continuing, then the Applicable Margin for the period from the 46th day after the first day of such Fiscal Quarter (or, in the case of the fourth Fiscal Quarter, the 91st day) through (but excluding) the date such Compliance Certificate is delivered shall conclusively equal the highest Applicable Margin set forth above for the Fiscal Quarter during which the Compliance Certificate was not timely delivered. Any reduction in the Applicable Margin shall be effective beginning on the date that is three days following the date on which the Administrative Agent receives the Borrower's Compliance Certificate pursuant to clause (d) of Section 7.1.1. If the Applicable Margin is required to be increased as a result of an increase in the most recently determined Total Debt to EBITDA Ratio, such higher Applicable Margin shall be effective as of and retroactive to the first day of the Fiscal Quarter in which such Compliance Certificate was required to be delivered.

               "Condition Date" means the date on which the Borrower delivers evidence to the Administrative Agent in form and substance satisfactory to the Administrative Agent that the Borrower had at least $40,000,000 of EBITDA for the 2000 Fiscal Year.

               "Fourth Amendment Effective Date" is defined in Section 3.1 of Amendment No. 4. "Second Additional Term Loan" is defined in clause
          (c) of Section 2.1.1.

               "Second Additional Term Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term Loans pursuant to clause
          (c) of Section 2.1.1.

               "Second Additional Term Loan Commitment Amount" means, on any date, $7,500,000, as such amount may be reduced from time to time pursuant to Section 2.2.

               "Second Additional Term Loan Commitment Termination Date" means the earliest of:

                 (a)  April 15, 2001; or
                 (b)  the date on which any Commitment Termination Event occurs.

               Upon the  occurrence  of any event  described  above,  the Second
          Additional Term Loan Commitment shall terminate automatically and without any further action.

               "Second Additional Term Note" means a promissory note of the Borrower payable to any Lender, substantially in the form of Exhibit A-4 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Second Additional Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     SECTION II.2.2. Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the following definitions: "Additional Term Loan Percentage", "Existing Term Loan Percentage", "Applicable Base Rate Margin" and "Applicable LIBO Rate Margin".

     SECTION II.2.3. Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions in such Section so that they read in their entireties as follows:

                  "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $10,000,000, as such amount may be reduced from time to time pursuant to the terms hereof (or, if less, the then existing Revolving Loan Commitment Amount).

                  "Percentage" means, relative to any Lender, the applicable percentage relating to Revolving Loans, Existing Term Loans, Additional Term Loans, Second Additional Term Loans or its aggregate percentage for all facilities provided herein, as the case may be, as set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s) under the applicable column heading, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section
         10.11. A Lender shall not have (a) any Commitment to make Revolving Loans or Second Additional Term Loans (as the case may be) or (b) made any Existing Term Loans or Additional Term Loans (as the case may be), in each case, if its percentage under the applicable column heading on
         Schedule II is zero. As used herein, "Percentage" as it relates to a Lender's Percentage of Letter of Credit Outstandings shall be equal to such Lender's Percentage of Revolving Loans.

                  "Term Loan Commitment" means, relative to any Lender, such Lender's obligation to make Existing Term Loans pursuant to clause (a) of Section 2.1.1, to make Additional Term Loans pursuant to clause (b) of Section 2.1.1, and/or to make Second Additional Term Loans pursuant to clause (c) of Section 2.1.1, as the context may require.

                  "Term Loans" means, collectively, the Existing Term Loans, the Additional Term Loans and the Second Additional Term Loans.

                  "Term Note" means, as the context may require, an Additional Term Note, an Existing Term Note or a Second Additional Term Note.

     SECTION II.3. Amendments to Article II. Article II of the Existing Credit Agreement is hereby amended as follows:

     SECTION II.3.1. Section 2.1.1 of the Existing Credit Agreement is hereby amended by adding a new clause (c) at the end of such Section to read as follows:

                  "(c) From time to time on any Business Day occurring on and after the Fourth Amendment Effective Date and prior to the Second Additional Term Loan Termination Date, each Lender with a Percentage in excess of zero of the Second Additional Term Loan Commitment Amount will make loans (relative to such Lender, its "Second Additional Term Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Second Additional Term Loans requested by the Borrower to be made on such day (the commitment of each such Lender described in this Section 2.1.1 is herein referred to as its "Second Additional Term Loan Commitment"); provided, however, that the Borrower may only borrow up to $5,000,000 of Second Additional Term Loans prior to the Condition Date. No amounts paid or prepaid with respect to any Second Additional Term Loans may be reborrowed."

     SECTION II.3.2. Section 2.1.4 of the Existing Credit Agreement is hereby amended by adding a new clause (e) thereto to read as follows:

                  "(e) make any Second Additional Term Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Second Additional Term Loans (i) of all Lenders with an Second Additional Term Loan Commitments would exceed the Second Additional Term Loan Commitment Amount or (ii) of such Lender with an Second Additional Term Loan Commitment would exceed such Lender's Percentage of the Second Additional Term Loan Commitment Amount."

     SECTION II.3.3. Section 2.6.2 of the Existing Credit Agreement is hereby amended by deleting the words "Applicable Base Rate Margin" appearing therein and replacing them with "Applicable Margin for Revolving Loans maintained as Base Rate Loans".

     SECTION II.4. Amendments to Article III. Article III of the Existing Credit Agreement is hereby amended as follows:

     SECTION II.4.1. Clause (j) of Section 3.1.1. of the Existing Credit Agreement is hereby amended by inserting the words "and Second Additional Term Loans" after the words "Additional Term Loans" appearing therein.

     SECTION II.4.2. Section 3.2.1 of the Existing Agreement is hereby amended by deleting the words "Applicable Base Rate Margin and "Applicable LIBO Rate Margin" appearing therein and replacing them with "Applicable Margin" each time such words appear.

     SECTION II.4.3. Section 3.2.2 of the Existing Credit Agreement is hereby amended by deleting the words "Applicable Base Rate Margin" appearing therein and replacing them with "Applicable Margin for Revolving Loans maintained as Base Rate Loans".

     SECTION II.4.4. Section 3.3.3 of the Existing Agreement is hereby amended by deleting the words "Applicable LIBO Rate Margin" appearing therein and replacing them with "Applicable Margin for Revolving Loans maintained as LIBO Rate Loans" each time such words appears.

     SECTION II.5. Amendments to Article VII. Section 7.1.11 of the Existing Credit Agreement is hereby amended by deleting the word "and" following the words "Revolving Loans" and replacing it with a "," and inserting the words " and Second Additional Term Loans" immediately following the words "Additional Term Loans" in the second sentence thereof.

     SECTION II.6. Schedule II to Credit Agreement. The Existing Credit Agreement is hereby amended by adding a new Schedule II thereto in the form of
Schedule II hereto.

     SECTION II.7. Exhibit A-4 to Credit Agreement. The Existing Credit Agreement is hereby amended by adding a new Exhibit A-4 thereto in the form of Exhibit A-4 hereto.


                                   ARTICLE III
                           CONDITIONS TO EFFECTIVENESS

     SECTION III.1. Amendment Effective Date. This Amendment (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as "Amendment No. 4", on the date (the "Fourth Amendment Effective Date") when all of the conditions set forth in this Section 3.1 have been satisfied.

     SECTION III.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower, the Consenting Obligors, the Required Lenders and each Lender with a Second Additional Term Loan Commitment.

     SECTION III.1.2. Resolutions, etc. The Administrative Agent shall have received from the Borrower a certificate, dated the Fourth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, of its Secretary or Assistant Secretary as to (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other Loan Document to be executed by it; and (b) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate.

     SECTION III.1.3. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender making Second Additional Term Loans, its Second Additional Term Notes duly executed and delivered by the Borrower.

     SECTION III.1.4. Opinions of Counsel. The Administrative Agent shall have received legal opinions, dated the Fourth Amendment Effective Date and addressed to the Administrative Agent and all Lenders, from (a) Stutzman & Bromberg, a professional corporation, counsel to the Obligors, and (b) Shustak, Jalil & Heller, New York counsel to the Obligors, each satisfactory in form and substance to the Administrative Agent.

     SECTION III.1.5. Amendment Fee and Additional Term Loan Fee. The Administrative Agent shall have received, (a) for the account of each Lender signatory hereto prior to or on the date hereof, an amendment fee equal to .25% of each such Lender's Percentage of the outstanding principal amount of the Loans and Commitments; and (b) for the account of each Lender that has a Second Additional Term Loan Commitment, an up-front fee in an amount equal to 3.00% of each such Lender's Second Additional Term Loan Commitment Amount.

     SECTION III.1.6. Closing Fees, Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3 of the Credit Agreement or payable hereunder, if then invoiced.

     SECTION III.1.7. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and their counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.


                                   ARTICLE IV
                             AFFIRMATION AND CONSENT

     SECTION IV.1. Acknowledgment and Reaffirmation. The Borrower and each Consenting Obligor hereby reaffirms, as of the Fourth Amendment Effective Date,
(a) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby, (b) its guarantee of payment of the Obligations pursuant to the Subsidiary Guaranty and
(c) its obligations with respect to collateral security under each other Loan Document to which it is a party.

     SECTION IV.2. Representations and Warranties, etc. The Borrower and each Consenting Obligor hereby certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Fourth Amendment Effective Date), the representations and warranties made by it contained in the Loan Documents to which it is a party are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct in all material respects as of such earlier date).

     SECTION IV.3. Loan Documents. The Borrower and each Consenting Obligor further confirms that each Loan Document to which it is a party (a) is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Fourth Amendment Effective Date, all references in such Loan Documents to the "Credit Agreement", "Loan Documents", "thereunder", "thereof", or words of similar import shall mean the Credit Agreement and the Loan Documents, as the case may be, in each case after giving effect to the amendments and other modifications provided for in this Amendment, (b) if such Loan Document relates to collateral security, such document shall also expressly and completely secure all Second Additional Term Loans and all Obligations related thereto and (c) if such Loan Document relates to a guarantee, such document shall also expressly and completely guarantee all Second Additional Term Loans and all Obligations related thereto.

     SECTION IV.4. Course of Dealing, etc. Each Consenting Obligor hereby acknowledges and agrees that the acceptance by each Lender of this document shall not be construed in any manner to establish any course of dealing on any Lender's part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.


                                    ARTICLE V
                                  MISCELLANEOUS

     SECTION V.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

     SECTION V.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

     SECTION V.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION V.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION V.5. Full Force and Effect; Limited Amendment. Except as expressly modified hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The consents and modifications set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

     SECTION V.6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the signatories hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

EVERCOM, INC.

By:  /s/ Terry Matlack
  Title: Chief Executive Officer



EVERCOM SYSTEMS, INC.

By:   /s/ Keith Kelson
  Title:  Vice President



CANADIAN IMPERIAL BANK OF COMMERCE,
as Administrative Agent

By:  /s/ Laura Hom
  Title: Executive Director, CIBC World Markets Corp. As Agent


CIBC  INC.

By:  /s/ Laura Hom
Title:   Executive Director, CIBC World Markets Corp. As Agent

FIRST SOURCE FINANCIAL LLP
By: First Source Financial, Inc.
      its Agent/Manager


By:  /s/ Kathi J. Inorio
   -----------------------------------------------------
   Title: Vice President


IBJ WHITEHALL BANK & TRUST
COMPANY


By:  /s/ Alexander B. Wright
   -----------------------------------------------------
   Title: Director


ARES LEVERAGED INVESTMENT
FUND L.P.
By: Ares Management L.P.


By:  /s/ J. M. Moore
   -----------------------------------------------------
   Title: Principal

                                   SCHEDULE II



                                       REVOLVING LOAN  EXISTING TERM    ADDITIONAL TERM   SECOND ADDITIONAL  AGGREGATE PERCENTAGE
                                         COMMITMENT        LOANS             LOANS            TERM LOANS

CIBC Inc.                               32.8125%        19.17613636%       .36363636%         43.33333333%        27.77762642%


First Source Financial LLP              23.4375%        23.43750000%               0%                   0%        19.18728205%


IBJ Whitehall Bank & Trust Company      12.5000%        12.50000000%               0%         13.33333333%        11.62816042%


Banque Paribas                          12.5000%         12.5000000%               0%                   0%        10.23321709%


American National Bank                  18.7500%        18.75000000%               0%                   0%        15.34982562%


Ares Leveraged Investment Fund L.P.      0.0000%        13.63636364%     63.63636364%         43.33333333%        15.82388840%
